Exhibit 99.3

DYNEGY HOLDINGS INC.

OFFER TO EXCHANGE

UP TO $550,000,000 REGISTERED 7 1/2% SENIOR UNSECURED NOTES DUE 2015 FOR ANY AND ALL OUTSTANDING UNREGISTERED 7 1/2 % SENIOR UNSECURED NOTES DUE 2015

UP TO $1,100,000,000 REGISTERED 7 3/4% SENIOR UNSECURED NOTES DUE 2019 FOR ANY AND ALL OUTSTANDING UNREGISTERED 7 3/4% SENIOR UNSECURED NOTES DUE 2019

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Dynegy Holdings Inc. (the “Company”) is offering, subject to the terms and conditions set forth in the prospectus, dated                     , 2007 (the “Prospectus”), relating to the offer (the “Exchange Offer”) of the Company to exchange (i) up to $550,000,000 in aggregate principal amount of its 7 1/2% Senior Unsecured Notes due 2015 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2015 Exchange Notes”), for the same amount of its outstanding 7 1/2% Senior Unsecured Notes due 2015 (the “2015 Outstanding Notes”) and (ii) up to $1,100,000,000 in aggregate principal amount of its 7 3/4% Senior Unsecured Notes due 2019 which have been registered under the Securities Act (the “2019 Exchange Notes” and, together with the 2015 Exchange Notes, the “Exchange Notes”) for the same amount of its outstanding 7 3/4% Senior Unsecured Notes due 2019 (the “2019 Outstanding Notes” and, together with the 2015 Outstanding Notes, the “Outstanding Notes”). The Outstanding Notes were issued in a private offering in May 2007 pursuant to Rule 144A and Regulation S under the Securities Act. The Exchange Offer is being extended to all holders of the Outstanding Notes in order to satisfy certain obligations of the Company set forth in the Registration Rights Agreement, dated as of May 24, 2007, by and among the Company and the initial purchasers of the Outstanding Notes. The Exchange Notes of a series are substantially identical to the Outstanding Notes of such series, except that the transfer restrictions and registration rights relating to the Outstanding Notes of such series will not apply to the Exchange Notes of such series.

Please contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. A Prospectus dated                     , 2007;

2. A Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if: (a) the certificates for the Outstanding Notes are not immediately available, (b) the certificates for the Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the expiration of the Exchange Offer or (c) the procedures for book-entry transfer of the Outstanding Notes cannot be completed prior to the expiration of the Exchange Offer;

4. A form of letter which may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to Wilmington Trust Company, the Exchange Agent for the Exchange Offer (the “Exchange Agent”).

Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2007, unless the Exchange Offer is extended by the Company (as it may be extended, the “Expiration Time”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Time.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that:

•	the Exchange Notes acquired in exchange for Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder;

•	the holder has no arrangements or understanding with any person to participate in a distribution of Outstanding Notes or Exchange Notes issued to such holder within the meaning of the Securities Act;

•

the holder is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	if the holder is not a broker-dealer, that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act.

If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

The enclosed form of letter to clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

Unless a holder of Outstanding Notes complies with the procedures described in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures,” the holder must do one of the following prior to the Expiration Time to participate in the Exchange Offer:

•

tender the Outstanding Notes by sending the certificates for the Outstanding Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to the Exchange Agent at the address listed on the cover page of the Letter of Transmittal;

•

tender the Outstanding Notes by using the book-entry procedures described in the section of the Prospectus entitled “The Exchange Offer—Procedures for Tendering” and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, to the Exchange Agent.

In order for a book-entry transfer to constitute a valid tender of Outstanding Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a “Book-Entry Confirmation”) of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company prior to the Expiration Time. The term “Agent’s Message” means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Outstanding Notes that the holder has received and has agreed to be bound by the Letter of Transmittal.

If a registered holder of Outstanding Notes wishes to tender its Outstanding Notes in the Exchange Offer, but (a) the certificates for the Outstanding Notes are not immediately available, (b) the certificates for the Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Time or (c) the procedures for delivery of the Outstanding Notes by book-entry transfer cannot be completed prior to the Expiration Time, a tender of Outstanding Notes may be effected by following the guaranteed delivery procedures described in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”

The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes in the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the cover page of the Letter of Transmittal.

Very truly yours,

DYNEGY HOLDINGS INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF DYNEGY HOLDINGS INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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